Exhibit 15.1

Consent of Independent Registered Accounting Firm

The Board of Directors

Diageo plc:

We consent to the incorporation by reference in the registration statements listed below of Diageo plc of our reports dated 30 July 2013, with respect to the consolidated balance sheets of Diageo plc as at 30 June 2013 and 2012, and the related consolidated income statements, and consolidated statements of comprehensive income, changes in equity and cash flows for each of the years in the three-year period ended 30 June 2013, and the effectiveness of internal control over financial reporting as of 30 June 2013, which reports appear in the 30 June 2013 annual report on Form 20-F of Diageo plc.

Registration Statement on Form F-3 (File Nos. 333-110804, 333-132732, 333-153488 and 333-179426);

Registration Statement on Form S-8 (File No. 333-169934);

Registration Statement on Form S-8 (File No. 333-162490);

Registration Statement on Form S-8 (File No. 333-153481);

Registration Statement on Form S-8 (File No. 333-154338); and

Registration Statement on Form S-8 (File No. 333-182315).

KPMG Audit Plc

London, England

12 August 2013